Exhibit 5

UNDERWRITING AGREEMENT

To the Representative named in Schedule I hereto (the “Representative”) of the Underwriters named in Schedule II hereto,

As Representative of the several Underwriters

Dear Ladies and Gentlemen:

The Council of Europe Development Bank (the “Bank”) proposes to issue the principal amount of its securities identified in Schedule I hereto (the “Securities”). The Securities are more fully described in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Pricing Supplement (each as defined in Section 1(a)). The Securities are to be issued pursuant to a fiscal agency agreement (the “Fiscal Agency Agreement”), in substantially the form filed as an exhibit to the Registration Statement, between the Bank and the Fiscal Agent named therein (the “Fiscal Agent”).

You have advised the Bank (i) that you and the underwriters named in Schedule II attached hereto (together, the “Underwriters”, which term shall also include any other underwriters or purchasers of the Securities substituted for any Underwriter as provided for in Section 13, provided that if only the Representative is named in Schedule II as underwriters, the terms Underwriters and Representative as used herein shall each be deemed to refer to the same firm or firms), acting severally and not jointly, are willing to purchase, on the terms and conditions hereof and in Schedule I hereto, the respective principal amounts of the Securities set forth opposite the names of the Underwriters in Schedule II and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.

1.    Certain Representations and Warranties by the Bank. The Bank represents and warrants to each Underwriter that:

(a)    Registration Statement and Prospectus. The Bank has filed with the Securities and Exchange Commission (the “Commission”) in Washington, D.C., a registration statement, the Registration Number of which is set forth in Schedule I hereto, which has become effective, for the registration under the Securities Act of 1933, as amended (the “Act”), of the Securities and other securities. Such registration statement, as amended at the date of this Agreement, meets the requirements applicable to registration statements subject to Schedule B under the Act pursuant to Securities Act Release No. 33-6424 (the “Release”), and complies in all other material respects with the Release. The Bank will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other) with respect to the Bank to be set forth therein. The Bank has adequately disseminated the Basic Prospectus (as defined in this Section 1(a)) to the public a reasonable period before the offering in accordance with the Release. In addition, the Bank will file with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule a final term sheet (the “Final Term Sheet”) in the form of Schedule IV hereto, containing solely a description of the

Securities and the offering thereof, and will file promptly all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Act. The Bank will not file any amendment to such registration statement or any such prospectus or any supplement to any such prospectus (including the Pricing Supplement) on or after the date of this Agreement and prior to the termination of the Offering, except with the approval of the Representative. As used in this Agreement, “Applicable Time” means the time specified in Schedule I hereto on the date of this Agreement; “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” as defined in Rule 433 under the Act prepared by or on behalf of the Bank or used or referred to by the Bank, each of which is listed on Schedule III.A. hereto, including the Final Term Sheet; “Registration Statement” as used with respect to a particular issue of the Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act as such section applies to the Bank and the Underwriters for the Securities pursuant to Rule 430C under the Act, including all exhibits, all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430C under the Act, to be part of the registration statement at the effective date; “Basic Prospectus” means the prospectus in the form in which it appears in the Registration Statement; “Prospectus Supplement” means the supplement to the Basic Prospectus that has been filed with the Commission pursuant to Rule 424(b) under the Act and that describes certain terms and conditions of the Securities; “Pricing Supplement” means the final prospectus in the form first used in connection with confirmation of sales of the Securities and in which it shall be filed with the Commission pursuant to Rule 424(b) under the Act; and “Pricing Disclosure Package” means, as of the Applicable Time, the Basic Prospectus, the Prospectus Supplement, the Final Term Sheet and each other Issuer Free Writing Prospectus. Any reference herein to the Basic Prospectus, the Prospectus Supplement or the Pricing Supplement shall be deemed to refer to and include any documents incorporated by reference therein.

(b)    Accuracy of the Documents.

(i)    Each part of the Registration Statement, as of the applicable effective date as to each such part of the Registration Statement, complied in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date hereof, the Registration Statement complies in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At all times subsequent to the date hereof up to and including the Closing Date (as defined in Section 3), the Registration Statement, as amended as of any such time, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(ii)    The Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)    When the Pricing Supplement is first filed pursuant to Rule 424(b) under the Act and at all times subsequent thereto up to and including the Closing Date, the Pricing Supplement, or the Pricing Supplement as amended or supplemented, if the Bank shall have filed with the Commission any amendment thereof or supplement thereto, will comply in all material respects with the provisions of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)    Each Issuer Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Supplement, and each such Issuer Free Writing Prospectus, when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)    None of the representations and warranties contained in this Section 1(b) shall apply to statements in, or omissions from, the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, the Prospectus Supplement, the Pricing Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package, the Prospectus Supplement, the Pricing Supplement or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)    Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package up to the date and time of this Agreement, there was no material adverse change in the condition, financial or other, of the Bank, other than changes arising from transactions in the ordinary course of the Bank’s operations and except as contemplated by the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package.

(d)    Issuance of the Securities. On the Closing Date, the Securities will be duly and validly authorized and, when issued and delivered pursuant to the terms of this Agreement, will constitute valid, legally binding and unconditional, direct and general unsecured obligations of the Bank in accordance with their terms; the Securities shall rank pari passu without any preference among themselves and equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Bank represented by notes, bonds or other securities. So long as any Securities remain outstanding, the Bank shall not create any mortgage, pledge or other charge upon, or with respect to, any of its present or future assets or revenues to secure any money borrowed represented by any unsubordinated notes, bonds or other securities which are quoted, listed or ordinarily dealt in on any stock exchange or other organized securities market, or any guarantee thereof, unless the Bank shall simultaneously therewith or prior thereto, take any and all action necessary to procure that all amounts payable under the Securities are secured equally and rateably with such other securities; provided, however that the foregoing shall not apply to (i) any lien created as security for the payment of such indebtedness or guarantee incurred for the purpose of financing or refinancing the purchase of any property; (ii) any lien arising in the ordinary course of business and securing a debt maturing not more than one year after the date on which it is originally incurred; or (iii) any extension or renewal of the items indicated in (i) or (ii) of this paragraph. The Securities will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Basic Prospectus, the Final Term Sheet, any other Issuer Free Writing Prospectus, the Prospectus Supplement and the Pricing Supplement; and neither the issuance or sale of the Securities nor the taking of any other action herein contemplated will result in a breach by the Bank of any terms of, or constitute a default under, any agreement or undertaking of the Bank, the Third Protocol to the General Agreement on Privileges and Immunities of the Council of Europe of March 6, 1959 (the “Protocol”) or the Articles of Agreement adopted on April 16, 1956 and restated in June 1993 (the “Articles”), each as may be amended, modified or supplemented from time to time.

(e)    Status under the Act. The Bank was not an “ineligible issuer”, as defined in Rule 405 under the Act, at each relevant time specified in Rule 405 under the Act in connection with the offering of the Securities.

(f)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Bank as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as adopted by the European Union (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except as stated therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Pricing Supplement has been derived from the accounting records of the Bank and presents fairly the information shown thereby.

(g)    Incorporation and Valid Existence. The Bank is duly established and is validly existing, governed by the Protocol, by the Articles, as amended, and by regulations issued pursuant to the Articles, with full power and capacity to own or lease its respective property and assets and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Pricing Supplement, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it, except where the failure to be so qualified would not have a material adverse effect on the business, properties, management, financial position or results of operations of the Bank or on the performance by the Bank of its obligations hereunder, under the Fiscal Agency Agreement or under the Securities (a “Material Adverse Effect”).

(h)    Due Authorization. The Bank has the corporate power and authority to execute and deliver this Agreement, the Securities and the Fiscal Agency Agreement (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)    The Fiscal Agency Agreement. The Fiscal Agency Agreement has been duly authorized by the Bank and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforceability may be limited by general principles of equity.

(j)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Bank.

(k)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Pricing Supplement.

(l)    No Violation or Default. The Bank is not (i) in violation of the Protocol or the Articles or regulations issued under the latter; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)    No Conflicts. The execution, delivery and performance by the Bank of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Bank with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank are subject, (ii) result in any violation of the provisions of the Protocol or the Articles or similar organizational documents of the Bank or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Bank of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Bank with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Pricing Supplement, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Bank is a party or to which any property of the Bank is the subject that, individually or in the aggregate, if determined adversely to the Bank, would have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Bank, threatened by any governmental or regulatory authority or by others.

(p)    No Stabilization. The Bank has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(q)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Pricing Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(r)    Waiver of Sovereign Immunity. To the extent permitted by applicable law, the Bank has validly waived, with respect to any action, claim or proceeding arising out of or based upon the terms of the Fiscal Agency Agreement or the terms or issuance of the Securities, any immunity from jurisdiction of any court of competent jurisdiction or from set-off or any legal process, except that such waiver of immunity shall not extend to actions brought under the United States Federal securities laws and shall not derogate from any immunity or privilege set forth in the Protocol.

(s)    Anti-bribery, anti-corruption and anti-money laundering: To the best of the Bank’s knowledge, neither the Bank nor any director, officer, agent or employee of or a person acting on behalf of the Bank has engaged in any activity or conduct which would violate any anti-bribery, anti-corruption or anti-money laundering law or regulation applicable to the Bank; and the Bank has instituted and maintains policies and procedures designed to prevent bribery, corruption and money laundering by the Bank and its directors, officers, agents, employees or persons acting on its behalf.

(t)    Sanctions. Neither the Bank nor, to the knowledge of the Bank, any director, officer, agent or employee of the Bank is currently a target of any economic sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or any other U.S., EU, United Nations or U.K. economic sanctions.

2.    Purchase and Sale.

(a)    Subject to the terms and conditions and upon the representations and warranties herein set forth, the Bank agrees to sell to you and the other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Bank, at the purchase price set forth in Schedule I hereto, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule II hereto.

(b)    Each Underwriter covenants and agrees with the Bank that with regard to the Securities:

(i)    Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Pricing Supplement.

(ii)    Each Underwriter severally represents and agrees with the Bank that it has used and will use reasonable efforts to assure that it has not acquired, offered, sold or delivered and will not acquire, offer, sell or deliver, directly or indirectly, any of the Securities or possess or distribute any Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, any Issuer Free Writing Prospectus or any other material relating to the offering of the Securities or the Bank, in or from any jurisdiction (including the U.S.) except in compliance with the applicable laws and regulations of any such jurisdiction, including the U.S. (including, without limitation, any prospectus delivery requirements or antifraud provisions), and in a manner which will not impose any obligations on the Bank except as contained in this Agreement.

(iii)    Without prejudice to the provisions of Section 1(b) above and except for registration under the Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Representative may designate pursuant to Section 7, the Bank shall not have any responsibility for, and each Underwriter severally agrees with the Bank that each such Underwriter and its respective affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) (“Affiliates”) will obtain, any consent, approval or authorization required by them for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

3.    Closing on the Securities. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between you, as Representative of the Underwriters, and the Bank or as provided in Section 13 (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the office specified in Schedule I hereto for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase prices thereof, to or upon the order of the Bank in the funds specified in Schedule I hereto. The Securities shall be in fully registered form and in the authorized denominations set forth in Schedule I.

4.    Prospectuses. The Bank has caused to be delivered to the Underwriters an electronic copy of the Prospectus Supplement and has consented to the use of such copy for the purposes permitted by the Act. The Bank agrees to deliver to you, as Representative of the Underwriters, without charge, from time to time during such period as the Pricing Supplement (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, an electronic copy of the Pricing Supplement (and, in the event of any amendment or supplement to the Pricing Supplement, of such amended or supplemented Pricing Supplement). If, at any time during the period in which the Bank is required to deliver an electronic copy of the Pricing Supplement as provided in this Section 4, any event known to the Bank shall occur as a result of which the Pricing Supplement as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they are made when the Pricing Supplement (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered to a purchaser, or if it shall be necessary to amend or supplement the Pricing Supplement to comply with law or with the rules and regulations of the Commission, the Bank, at its expense, will forthwith prepare and furnish to you for distribution to the Underwriters and dealers an electronic copy of an amendment or amendments or a supplement or supplements to the Pricing Supplement which will so amend or supplement the Pricing Supplement that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Pricing Supplement not misleading in the light of the circumstances under which they are made when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Bank authorizes the Underwriters, and all dealers to whom any Securities may be sold by the several Underwriters, to use the Pricing Supplement, as from time to time amended or supplemented, in connection with the sale of Securities in accordance with applicable provisions of the Act and the applicable rules and regulations of the Commission thereunder for the period during which the Bank is required to deliver an electronic copy of the Pricing Supplement as provided in this Section 4.

5.    Free Writing Prospectuses.

(a)    Each Underwriter represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Bank; provided that any Underwriter may prepare and use any “free writing prospectus” as defined in Rule 405 under the Act containing only the final terms of the Securities or their offering so long as such terms are included in the Final Term Sheet and otherwise in compliance with Rule 433 under the Act, and (ii) it will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used by it, in accordance with Rule 433 under the Act.

(b)    The Bank represents and agrees that (i) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the prior consent of the Representative other than a Final Term Sheet filed by the Bank pursuant to Rule 433 of the Act and (ii) it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, retention where required and legending. The Bank further agrees that if at any time following the issuance of an Issuer Free Writing Prospectus and prior to the expiration of the period in which the Bank is required to deliver an electronic copy of the Pricing Supplement as provided in Section 4, any event known to the Bank shall occur as a result of which such Issuer Free Writing Prospectus would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Bank will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to the Representative for distribution to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such statement or omission; provided, however, that this undertaking shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made based upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of such Issuer Free Writing Prospectus.

(c)    Any Issuer Free Writing Prospectus (including the Final Term Sheet), and such other “free writing prospectus” as defined in Rule 405 under the Act the use of which has been consented to as required pursuant to this Section 5, is listed on Schedules III.A. and III.B. hereto, respectively.

6.    Commission Proceedings as to Registration Statement. The Bank will not file any amendment to the Registration Statement or any prospectus or any supplement to any such prospectus (including the Pricing Supplement) on or after the date of this Agreement and prior to the termination of the offering to which the Representative reasonably objects within a reasonable period of time. The Bank agrees promptly to advise you, as Representative of the Underwriters, (a) when the Pricing Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act, (b) when any amendment to the Registration Statement shall have been filed and/or become effective or any subsequent supplement to the Pricing Supplement has been filed, (c) when any Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 433(d) under the Act, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Pricing Supplement or any Issuer Free Writing Prospectus or of the initiation of any proceedings for that purpose. The Bank will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

7.    Qualification and Listing. The Bank will use its commercially reasonable efforts, when and as requested by you, to qualify the Securities or any portion thereof for offer and sale under the securities laws of any jurisdictions which you shall reasonably designate; provided, however, that the Bank shall not be obligated to take any action in connection with such qualification that would subject it to taxation or to service of process generally or require it to qualify as a dealer in securities or to do business in any jurisdiction where the Bank would not otherwise be so subject or required to qualify. The Bank will make application for and use its commercially reasonable efforts to procure and maintain the listing of the Securities on the securities exchange or exchanges named in Schedule I and, if required, their registration under the Exchange Act.

8.    Statement of Profit and Loss. The Bank agrees (a) to make generally available to its security holders a statement, in the English language, of profit and loss of the Bank for the twelve-month period beginning at the end of the fiscal year which ends after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as practicable after the date thereof which will satisfy the provisions of Section 11(a) of the Act and (b) to advise you that such statement has been so made available.

9.    Expenses. Unless otherwise agreed to by you, as Representative of the Underwriters, and the Bank, the Bank agrees to pay all expenses in connection with (a) the preparation and filing of the Registration Statement (including all exhibits to the Registration Statement), the Prospectus Supplement, the Pricing Supplement, and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus, and the furnishing of an electronic copy of each to the Underwriters, (b) the printing of this Agreement and the Fiscal Agency Agreement and the fees and expenses of the Fiscal Agent thereunder, (c) the fees paid to rating agencies for rating the Securities and (d) the fees and expenses in connection with qualifying and registering the Securities as provided in Section 7. It is understood that (except as provided in Sections 10(a), 10(c) and 15(d)) the Underwriters will pay (a) their own costs and expenses (including the fees and disbursements of their counsel (which will be split equally among the Underwriters), except as otherwise agreed between you and the Bank), (b) their out-of-pocket expenses in connection with the preparation of the Registration Statement, (c) the advertising and other expenses connected with the public offering of the Securities, (d) costs and expenses payable to any listing agent and any securities exchange in connection with the procurement and maintenance of the listing of the Securities on such exchange and (e) costs and expenses incurred in connection with any printing requested by the Underwriters of the Prospectus Supplement, the Pricing Supplement, and any amendments thereof and supplements thereto, and any Issuer Free Writing Prospectus; and the Bank agrees that on the Closing Date it will, against production of the relevant invoice(s), pay to you, for the respective accounts of the several Underwriters, up to the amount specified in Schedule I hereto toward reimbursement in part of such costs and expenses of the Underwriters.

10.    Indemnities.

(a)    By the Bank. The Bank agrees to indemnify and hold harmless each Underwriter, its Affiliates, directors, officers and employees and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or common law or otherwise, and to reimburse such Underwriter and any such Person for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereto, or in the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or any amendment thereto) necessary to make the statements therein not misleading or (in the case of the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or in writing to the Bank by or on behalf of any Underwriter for use in connection with the preparation of the Registration Statement or the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus filed or required to be filed pursuant to Rule 433(d) under the Act.

(b)    By the Underwriters. Each Underwriter severally but not jointly and in respect of its own statements agrees, in the same manner and to the same extent as set forth in Section 10(a), to indemnify and hold harmless the Bank, the directors, officers and employees of the Bank and its duly authorized representative in the United States who shall have signed the Registration Statement with respect to any statement in or omission from the Registration Statement or any amendment thereto, or in the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement, as amended or supplemented, or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of such Underwriter for use in connection with the preparation of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Pricing Supplement or any amendment or supplement thereto, or any Issuer Free Writing Prospectus.

(c)    General. Each indemnified party will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 10, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 10, and in addition shall not relieve the indemnifying party from any other liability which it may have to such indemnified party, except to the extent that the indemnified party suffers actual prejudice as a result of such omission. Except as provided below, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) and, in any case where the indemnified party is an Underwriter, such counsel has been retained by you, as Representative on behalf of the Underwriters, or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party.

(d)    Contribution. If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under Section 10(a) or 10(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in either case as set forth in the table on the cover page of the Pricing Supplement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Bank or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for purposes of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(d) are several in proportion to their respective underwriting obligations as set forth in Schedule II and not joint.

(e)    Survival. The respective indemnity and contribution agreements of the Bank and the Underwriters contained in this Section 10 and the representations and warranties of the Bank set forth in Section 1, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Underwriter or the

Bank or any of their Directors, representatives or officials, and shall survive the delivery of the Securities, and any successor of any Underwriter or of the Bank or of any such Director, representative or official, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

11.    Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Bank contained in Section 1 as of the date hereof and the Closing Date (and the Bank shall be deemed expressly to have represented and warranted as of the Closing Date that the representations and warranties contained in Section 1 are true and correct and that it has complied with such representations and warranties), and to the following further conditions:

(a)    Filings; No Stop Order. The Pricing Supplement shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the Final Term Sheet, each other Issuer Free Writing Prospectus and any other material required to be filed by the Bank pursuant to Rule 433 under the Act shall have been filed, to the extent required, with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall be in effect on the Closing Date, and no proceedings for the issuance of such orders shall be pending or, to the knowledge of the Bank or you, threatened by the Commission at that date.

(b)    Opinion of the Bank. The Bank shall have furnished to you, as Representative of the Underwriters, the opinion in the form satisfactory to you, addressed to the Underwriters and dated the Closing Date, of the Bank, acting through its Office of the General Counsel, which opinion may be given in reliance on opinions of other counsel satisfactory to you and in particular, with respect to matters of United States Federal laws and the laws of New York State, may be given in reliance on the opinion of Sullivan & Cromwell LLP referred to in Section 11(c).

(c)    Opinion and Letter of United States Counsel for the Bank. The Bank shall furnish to you, as representative of the Underwriters, the opinion and letter, addressed to the Underwriters and dated the Closing Date, of Sullivan & Cromwell LLP, United States counsel for the Bank, which opinion and letter shall be in the form satisfactory to you and may be given in reliance on the opinion of the Bank acting through its Office of the General Counsel referred to in Section 11(b).

(d)    Opinions of Counsel for the Underwriters. You shall have received the opinion and letter of counsel for the Underwriters that is satisfactory to the Underwriters, addressed to the Underwriters and dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Pricing Supplement, this Agreement, the Fiscal Agency Agreement and such other related matters as you may require. Such opinion and letter may be given in reliance on the opinion of the Bank, acting through its Office of the General Counsel, referred to in Section 11(b).

(e)    Letter of Independent Accountants. On the date of the Pricing Supplement at a time prior to the execution of this Agreement and on the Closing Date, you shall have received letters from the Bank’s independent accountants, dated respectively as of the date of the Pricing Supplement and as of the Closing Date, in form and substance satisfactory to you.

(f)    Agent for Service of Process. CSC Corporation shall have accepted its appointment as authorized agent of the Bank upon which process may be served in any action by any Underwriter arising out of or based upon this Agreement and instituted in any State or Federal court in New York City.

(g)    Miscellaneous. The Bank shall have taken, at or prior to the Closing Date, all other action, if any, which the Registration Statement (or any amendment thereto relating to the Securities) or the Pricing Supplement (as amended or as supplemented) states that the Bank will take prior to or concurrently with the issuance and sale of the Securities, and all agreements herein contained to be performed on the part of the Bank at or prior to the Closing Date shall have been so performed.

(h)    Certificates. In addition, at the Closing Date, the Bank shall deliver:

(i)    a certificate, dated as of the Closing Date and signed by one or more authorized officers of the Bank, certifying, in their capacity as officers and on behalf of the Bank, that (A) the Bank, acting on the basis of a borrowing authorization adopted by the Bank’s Administrative Council, has duly and validly authorized the issuance, sale and delivery of the Securities in accordance with this Agreement and the Fiscal Agency Agreement, (B) the Securities have been registered with the United States Securities and Exchange Commission, (C) they believe on the basis of facts within their knowledge that, (i) the Registration Statement when it became effective did not contain, and on the Closing Date does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Supplement, as of its issue date, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Pricing Supplement (as amended or supplemented, if so amended or supplemented), as of the Closing Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Pricing Disclosure Package, as of the Applicable Time, did not contain, and on the Closing Date, does not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) the representations and warranties of the Bank in the Underwriting Agreement are true and correct as of the Closing Date, (E) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date pursuant to this Agreement, and (F) as of the Closing Date, there is no outstanding unsecured indebtedness of the Bank (whether or not for borrowed money, and whether or not represented by notes, bonds or other securities) that ranks in priority to the Securities; and

(ii)    a certificate, dated as of the Closing Date and signed by one or more authorized officers of the Bank, (A) attaching (1) a copy of the borrowing authorization adopted by the Bank’s Administrative Council referred to in Section 11(h)(i)(A), (2) a list of the officers authorized to sign on behalf of the Bank and specimens of their signatures, and (3) a true and complete specimen of the global security representing the Securities and (B) stating that the Securities, this Agreement, the Fiscal Agency Agreement and each certificate or document signed and delivered at the Closing Date on behalf of the Bank have been signed and delivered by officers of the Bank thereunto duly authorized.

If any of the conditions specified in this Section 11 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you on behalf of the Underwriters. Notice of such cancellation shall be given to the Bank in writing, or by telephone confirmed in writing.

12.    Cancellation of Agreement. In the event that prior to the Closing Date (a) trading in securities on the New York Stock Exchange or the Luxembourg Stock Exchange generally shall have been suspended, minimum prices shall have been established by such exchange, or any new restrictions on transactions in securities shall have been established by such exchange or by the Commission or by any other United States Federal or State agency or by any action of the United States Congress or by executive order to such a degree as, in your reasonable judgment as the Representative after consultation with the Bank, to affect materially and adversely the marketing of the Securities or (b) existing financial, political or economic conditions in Europe, the United States or elsewhere shall have undergone any change which, in your reasonable judgment as the Representative after consultation with the Bank, would materially and adversely affect the market for the Securities, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you, as the Representative, without liability on the part of any Underwriter to the Bank or of the Bank to any Underwriter, subject to Section 10(e). Notice of such cancellation shall be given to the Bank in writing, or by telephone confirmed in writing.

13.    Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the respective Securities which it or they have agreed to purchase hereunder and if the aggregate principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase does not exceed 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, the non-defaulting Underwriters shall become obligated severally to purchase and pay for (in addition to the principal amounts of the Securities to be delivered to them on the Closing Date) the aggregate respective principal amounts of such Securities which all such defaulting

Underwriters had agreed to purchase. Such principal amount of such Securities shall be purchased by such non-defaulting Underwriters in the respective proportions which the aggregate principal amount of Securities set opposite the name of each non-defaulting Underwriter in Schedule II bears to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If the principal amount of such Securities which all Underwriters so defaulting shall have agreed but failed to purchase exceeds 20% of the aggregate principal amount of Securities set forth in Schedule II hereto, either you, as the Representative, or the Bank shall have the right within 48 hours thereafter to procure one or more of the other Underwriters or any other purchasers acceptable to both you and the Bank to purchase from the Bank, in such amounts as may be agreed upon and upon the terms herein set forth, all the Securities which the defaulting Underwriter or Underwriters so agreed to purchase; provided, however, that in making such arrangements to purchase all such Securities, either you or the Bank, as the case may be, may request the non-defaulting Underwriters, and the non-defaulting Underwriters shall thereupon become obligated severally, to purchase and pay for (in addition to the other Securities which they are obligated to purchase hereunder or pursuant to the arrangements made hereunder) principal amounts of Securities not in excess of 20% of the respective aggregate principal amounts of Securities set opposite the names of such non-defaulting Underwriters in Schedule II and in the respective proportions which such amounts in Schedule II bear to the aggregate principal amount of such Securities so set forth opposite the names of all such non-defaulting Underwriters. If during such 48 hours neither you, as the Representative nor the Bank shall have made such arrangements for the purchase of the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Bank. In the event of a default by any Underwriter or Underwriters as set forth in this Section 13, the Closing Date shall be postponed for such period, not exceeding seven calendar days, as you, as the Representative, and the Bank shall determine in order that the required changes in the Registration Statement and in the Pricing Supplement or in any other documents or arrangements may be effected. Any action taken under this Section 13 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14.    Contractual Acknowledgment. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Bank, the Bank acknowledges and accepts that a BRRD Liability (as defined in this Section 14) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined in this Section 14) by the Relevant Resolution Authority (as defined in this Section 14), and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Bank under Section 10(b) of this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon on a permanent basis;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any of the Underwriters or another person, and the issue to or conferral on the Bank of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 14:

“Bail-in Legislation” means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any of the Underwriters.

15.    Miscellaneous.

(a)    Except as in this Agreement otherwise provided, (i) whenever notice is required by the provisions of this Agreement to be given to the Bank, such notice shall be in writing, addressed to the Chief Financial Officer of the Bank, 55, avenue Kléber, 75116 Paris, France, and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representative, such notice shall be in writing, or by telephone confirmed in writing, addressed to you at the address set forth in Schedule I hereto.

(b)    The Bank agrees to furnish to each of you, without charge, an electronic copy of the Registration Statement and each amendment thereto, including all financial statements and exhibits thereto.

(c)    This Agreement is made solely for the benefit of the several Underwriters and the Bank and their respective successors and assigns and all the Directors of the Bank, its duly authorized representative in the United States and the officials of the Bank who shall have signed the Registration Statement, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” and the term “successors and assigns” as used in this Agreement shall not include any purchaser of any Securities from any of the Underwriters by reason merely of such purchase.

(d)    The Bank hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Underwriters and any Affiliate through which any of them may be acting, on the other, (b) each Underwriter is acting as principal and not as an agent or fiduciary of the Bank and (c) the Bank’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Bank agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Bank on related or other matters). The Bank agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

(e)    [Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules: (i) each of the Underwriters (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Term Sheet and the Pricing Supplement; and (ii) each of the Underwriters notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Final Term Sheet and the Pricing Supplement and any screen announcement in connection with the Securities.]

(f)    If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 12, or because of any failure or refusal on the part of the Bank to comply with the terms or to fulfill any of the conditions of this Agreement, the Bank will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by them.

(g)    Section headings have been inserted in this Agreement as a matter of convenience or reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

(h)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, to the extent that the application of New York law does not derogate from the Protocol or from the Articles.

16.    Consent to Service of Process.

(a)    The Bank hereby appoints the CSC Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in New York City by any Underwriter and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any of the Securities remain outstanding unless and until the appointment of a successor as the Bank’s Authorized Agent and such successor’s acceptance of such appointment. The Bank will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank (mailed or delivered to the Governor at the address of the Bank specified in Section 15(a)) shall be deemed, in every respect, effective service of process upon the Bank.

(b)    Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter in any court of competent jurisdiction of a Member State to the extent permitted by applicable law and the Protocol.

(c)    To the extent permitted by applicable law, the Bank hereby waives irrevocably any immunity from jurisdiction or execution to which it or its property might otherwise be entitled in any action arising out of or based upon this Agreement which may be instituted by any Underwriter in any State or Federal court in New York City or in any court of competent jurisdiction located in a Member State of the Bank; provided, however, that this waiver shall not extend to actions brought under the United States Federal securities laws; provided further that such waiver of immunity does not derogate from any privilege or immunity set forth in the Protocol.

Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Bank and the several Underwriters.

Very truly yours,

COUNCIL OF EUROPE DEVELOPMENT BANK

By:
Name:	[●]
Title:	[●]

We hereby confirm as of the date hereof that such letter correctly sets forth the agreement between the Bank and the several Underwriters.

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

SCHEDULE I

Date of Underwriting Agreement: [●]

Applicable Time: [●]

Registration Statement Number: 333-166746

Representative: [●]

Title: [●] (the “Notes”)

Principal Amount: U.S.$ [●]

Maturity: [●]

Interest Rate: [●]% per annum, [paid semi-annually in arrears (30/360) following unadjusted]

Currency of Security: [U.S. dollars]

Interest Payment Dates: [●] and [●], of each year, with the Notes bearing interest from [●], with the initial interest payment being made on [●]

Business Days: [New York, TARGET, London; Following unadjusted]

Record Dates: [15 calendar days prior to each Interest Payment Date]

Combined Underwriting and Management Commission and Selling Concession: [●]%

Purchase Price: [●]%

Public Offering Price: [●]%

Currency of Payment: [U.S. dollars]

Method of Payment of Purchase Price: [Wire transfer]

Issuer Ratings: [Aa1 – stable outlook (Moody’s) / AA+ – positive outlook (S&P) / AA+ – stable outlook (Fitch)]

Funds for Payment of Purchase Price: U.S.$ [●]

Sinking Fund Provisions: [None]

Redemption Provisions: [None]

Form of Security: [Global Note registered in the name of Cede & Co. as nominee for DTC]

Denomination: [U.S.$ 1,000 and integral multiples thereof]

Closing Date, Time and Location: [●] CET; Paris, France

Securities Exchange for Listing: [Application has been made for the Notes to be admitted to the official list of and to trading on the regulated market of the Luxembourg Stock Exchange]

Underwriters’ Expense Reimbursement: [$0]

Notices to Underwriters: [●]

SCHEDULE II

Name and Address of Underwriter	Principal Amount of Securities to be Purchased
[●]	$	[●	]
[●]	$	[●	]
[●]	$	[●	]
[●]	$	[●	]

Total	$	[●	]

SCHEDULE III

A. Issuer Free Writing Prospectuses

Final Term Sheet as of [●]

B. Other Free Writing Prospectuses Consented To As Required Under Section 5 Hereof

None.

SCHEDULE IV

Filed pursuant to Rule 433

Registration Statement No. 333-166746

Council of Europe Development Bank

Final Term Sheet – [●]

[●]

Issuer:	Council of Europe Development Bank (CEB)

Issuer Ratings:[1]	[Aa1 – stable outlook (Moody’s) / AA+ – positive outlook (S&P) / AA+ – stable outlook (Fitch)]

Status of the Notes:	[Senior, unsecured, unsubordinated]

Currency/Size:	USD [●]

Pricing:	[●]

Settlement:	[●]

Maturity:	[●]

Interest Payment Dates:	[●] and [●], with the Notes bearing interest from [●], with the initial interest payment being made on [●]

Coupon:	[●] per annum, [paid semi-annually in arrears, 30/360, following, unadjusted]

Reoffer Spread vs. Midswaps:	m/s [●] bps

[1]	Ratings are not a recommendation to purchase, hold or sell Notes, in as much as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based upon current information furnished to the rating agencies by the CEB and information obtained by the rating agencies from other sources. The ratings are only accurate as of the date thereof and may be changed, superseded or withdrawn as a result of changes in, or unavailability of, such information, and therefore a prospective purchaser should check the current ratings before purchasing the Notes. Each rating should be evaluated independently of any other rating.

Reoffer Spread vs. Benchmark:	[●] bps

Reoffer Price:	[●]%

Reoffer Yield:	[●]% [(semi-annual)]

Underwriting Commissions:	[●]%

All-in Price:	[●]%

All-in Yield:	[●]% [(semi-annual)]

Net Proceeds to the Issuer (Before Expenses):	USD [●]

Settlement:	[DTC (deliverable through Euroclear and Clearstream)]

Benchmark:	[●]

Benchmark Yield:	[●]% [(semi-annual)]

Denominations:	[USD 1,000.00 and multiples thereof]

Leads:	[●] / [●] / [●] / [●]

Business Days:	[TARGET, London, New York (following unadjusted)]

Listing:	[Expected on Luxembourg Stock Exchange]

ISIN / CUSIP:	[●] / [●]

Documentation:	U.S. SEC-registered debt shelf program

Governing Law:	New York law, to the extent that the application of New York law does not derogate from the Third Protocol to the General Agreement on Privileges and Immunities of the Council of Europe of March 6, 1959 or from the Articles of Agreement of the Issuer

Offers and sales in the United States will be made through Affiliates of the Underwriters that are registered as broker-dealers, acting as U.S. selling agents.

It is expected that delivery of the Notes will occur on or about [●], which will be the [fifth] business day following the initial date of trading of the Notes,

such settlement cycle being referred to as “T+[5]”. Under currently applicable U.S. rules and regulations, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. In addition, the standard settlement cycle on the Luxembourg Stock Exchange is two business days. Accordingly, purchasers who wish to trade Notes in transactions that are ordinarily scheduled to settle prior to [●] will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The Issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from [name of bank] by calling [toll-free number]. The registration statement including the prospectus may also be accessed through the hyperlink http://www.sec.gov/Archives/edgar/data/1472246/000119312510116321/dsb.htm, and the prospectus supplement may be accessed through the hyperlink http://www.sec.gov/Archives/edgar/data/1472246/000119312511122742/d424b3.htm. Information found through hyperlinks from the above hyperlink is not part of this Final Term Sheet.

[Notice by the Underwriters to Distributors regarding MiFID II Product Governance

The Underwriters acting in their capacity as manufacturers of the Notes in the meaning of Directive 2014/65/EU and implementing legislation (as amended, “MiFID II”) hereby inform prospective distributors for the purpose of the product governance rules under MiFID II that the target market assessment made by the Underwriters in respect of the Notes in accordance with the product governance rules under MiFID II has led the Underwriters to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients each as defined in MiFID II; and (ii) all channels for distribution of the Notes are appropriate. Any distributor should take into consideration the Underwriters’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the Underwriters’ target market assessment), determining appropriate distribution channels and performing the suitability and appropriateness assessment with respect to each client.]

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.